Exhibit 99.1

CONTACT:	8125 N. Hayden Road
Kara Stancell, Investor Relations & Corporate Communications,	Scottsdale, AZ 85258
(602) 808-3854	(602) 808-8800
www.medicis.com
MEDICIS REPORTS FOURTH QUARTER AND YEAR END 2007 FINANCIAL RESULTS
COMPANY RECORDS RECORD REVENUES AND CASH FLOW
SCOTTSDALE, Ariz. —February 27, 2008—Medicis (NYSE:MRX) today announced revenues for the three months ended December 31, 2007 of approximately $140.3 million, compared to approximately $99.1 million for the three months ended December 31, 2006, representing an increase of approximately 42%. This increase was primarily due to strength in prescriptions of our core acne products, which include SOLODYN®, TRIAZ® and ZIANA®. Medicis’ net income in accordance with U.S. generally accepted accounting principles (“GAAP”) for the three months ended December 31, 2007 was approximately $27.5 million, or approximately $0.41 per diluted share, compared to net income in accordance with GAAP of $17.9 million, or approximately $0.27 per share, for the three months ended December 31, 2006. Non-GAAP net income for the three months ended December 31, 2007 was approximately $36.8 million, or approximately $0.54 per diluted share, compared to GAAP and non-GAAP net income of $17.9 million, or $0.27 per diluted share, for the three months ended December 31, 2006. There were no non-GAAP adjustments for the three months ended December 31, 2006.
Non-GAAP net income and earnings per share for the three months ended December 31, 2007 include adjustments only for $8.0 million of research and development expenses and $1.3 million of selling, general and administrative expenses related to the Company’s strategic collaboration agreement with Revance Therapeutics, Inc. (“Revance”). These adjustments totaled $9.3 million pre-tax and net of tax, as the expenses did not generate related income tax benefits.
The Company’s achievement of $140 million in revenues and non-GAAP earnings of $0.54 per diluted share compares favorably to the Company’s published guidance of approximately $130 million in revenues and approximately $0.43 in non-GAAP earnings per diluted share for the three months ended December 31, 2007.
“We are pleased to announce an exciting and eventful 2007,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “During 2007, our revenues and cash flow reached record levels. Additionally, we launched ZIANA® and PERLANE®, focused vigorously on strategies to protect the SOLODYN® franchise, expanded our aesthetic sales force, successfully launched our direct-to-consumer ad campaign for RESTYLANE® and submitted the Biologics License Application (“BLA”) for RELOXIN® in aesthetics to the U.S. Food and Drug Administration (“FDA”), and at present we are working actively with FDA to address and resolve certain questions related to this submission. As we celebrate our 20th anniversary in 2008, the preservation of SOLODYN®, seeking approval of our RELOXIN® BLA and continued business development opportunities are our paramount focus. We thank our physicians and patients for their support, and our shareholders for their loyalty as we remain committed to enhancing long-term value.”
Revenues for the twelve months ended December 31, 2007 were approximately $464.7 million, compared to $349.2 million for the twelve months ended December 31, 2006, representing a year-over-year increase of approximately 33%. GAAP net income for the twelve months ended December 31, 2007 was $75.1 million, or $1.14 per diluted share, compared to a GAAP net loss of $75.8 million, or $1.39 per share for the twelve months ended December 31, 2006. Non-GAAP net income for the twelve months ended December 31, 2007 was approximately $88.3 million, or approximately $1.33 per diluted share, compared to non-GAAP net income of $53.0 million, or $0.85 per diluted share, for the twelve months ended December 31, 2006.
Non-GAAP net income and earnings per share for the twelve months ended December 31, 2007 include adjustments for $8.0 million of research and development expenses and $1.3 million of selling, general and administrative expenses related to the Company’s investment in Revance, a $4.1 million charge ($2.6 million tax-effected) for the impairment of an intangible asset, and $2.2 million ($1.4 million tax-effected) of professional fees related to the Company’s collaboration agreement with Hyperion Therapeutics, Inc. Non-GAAP net income and earnings per share for the twelve months ended December 31, 2006 include adjustments for research and development expenses related to the strategic collaboration with Ipsen for the development of RELOXIN®, professional fees and other selling, general and administrative expenses related to the strategic collaboration agreement with Ipsen for the development of RELOXIN®, the impairment of intangible assets and legal settlements.
The Company’s achievement of $464.7 million in revenues and non-GAAP earnings of $1.33 per diluted share compares favorably to the Company’s most recent published guidance of approximately $454 million in revenues and approximately $1.22 in non-GAAP earnings per diluted share for the twelve months ended December 31, 2007. The Company’s non-GAAP earnings per diluted share guidance at the beginning of 2007 was $1.12.
Medicis provides non-GAAP financial information which has been adjusted for items such as research and development milestone and contract payments, certain transaction-related professional fees, impairment of intangible assets and litigation reserves. Adjusted financial information is referred to as “non-GAAP.” Further discussion of the non-GAAP financial information, as well as a reconciliation of the non-GAAP financial results to Medicis’ GAAP financial results can be found below.
Acne Products
Medicis recorded revenues of approximately $79.5 million from sales of its acne products in the three months ended December 31, 2007, which is a $14.5 million, or 22.3% increase in acne product sales, compared to the three months ended December 31, 2006. Medicis’ core acne products include SOLODYN®, TRIAZ® and ZIANA®.
Non-Acne Products
Medicis recorded revenues of approximately $46.9 million from sales of its non-acne products in the three months ended December 31, 2007, which is a $20.9 million, or 80.1% increase in non-acne product sales, compared to the three months ended December 31, 2006. Revenues for the three months ended December 31, 2006 are net of an $8.9 million increase in sales returns reserves, for VANOS®. Medicis’ non-acne products include primarily PERLANE®, RESTYLANE®, LOPROX® and VANOS®.

Other Non-Dermatological Products
Medicis recorded revenues of approximately $13.8 million associated with its other non-dermatological products during the three months ended December 31, 2007, which represented an increase of $5.8 million, or 72.3%, compared to the three months ended December 31, 2006. The increase in other non-dermatological products compared to the three months ended December 31, 2006 was due to increased revenues associated with sales of AMMONUL® and BUPHENYL®, contract revenues associated with the collaboration agreement consummated during the third quarter of 2007 with Hyperion, and authorized generics. Medicis’ other non-dermatological products category includes primarily AMMONUL®, BUPHENYL® and contract revenue.
Other Income Statement Items
Gross Profit Margins
Gross profit margin for the three months ended December 31, 2007 was approximately 93.6%, compared to approximately 88.3% for the three months ended December 31, 2006. The increase of 5.3 percentage points was due primarily to the mix of products sold during the three months ended December 31, 2007 as compared to the three months ended December 31, 2006. The increase was driven by sales of high gross margin products such as SOLODYN®, ZIANA®, RESTYLANE® and PERLANE®.
Selling, General and Administrative Expenses
GAAP selling, general and administrative (“SG&A”) expenses for the three months ended December 31, 2007 were approximately $65.5 million, or approximately 46.7% of revenues, compared to approximately $50.9 million, or approximately 51.4% of revenue, for the three months ended December 31, 2006. The decrease in SG&A as a percentage of revenue was primarily due to the increase in revenue (approximately 42%) outpacing the increase in SG&A. The increase in SG&A as compared to the same period last year was primarily due to personnel costs associated with the aesthetic sales force expansion and annual salary increases, increased professional and consulting expenses, including $1.3 million of professional fees related to our strategic collaboration with and investment in Revance, promotional programs for RESTYLANE®, and costs related to the development and implementation of our new ERP system. Approximately $5.4 million was recorded in SG&A related to FAS 123R share-based compensation expense for the three months ended December 31, 2007 as compared to $4.8 million for the three months ended December 31, 2006.
Research and Development Expenses
GAAP research and development expenses (R&D) for the three months ended December 31, 2007 were approximately $16.9 million, or approximately 12.1% of revenue, compared to approximately $11.9 million, or approximately 12.0% of revenue, for the three months ended December 31, 2006. GAAP R&D expenses for the three months ended December 31, 2007 included $8.0 million related to the Company’s strategic collaboration with Revance. R&D expenses for the three months ended December 31, 2007 and three months ended December 31, 2006 consisted of ongoing expenses related to various R&D projects.
Cash Flow
The Company’s cash flow from operations was nearly $159 million for the twelve months ended December 31, 2007. This includes cash payments of approximately $9 million related to our strategic collaboration with and investment in Revance during the three months ended December 31, 2007. The additional $12 million paid to Revance under the strategic collaboration agreement was reflected in cash flow used in investing activities.

2008 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for 2008 is anticipated as follows:
Calendar 2008
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year End
	(3/31/08)	(6/30/08)	(9/30/08)	(12/31/08)	2008
	Estimated	Estimated	Estimated	Estimated	Estimated

Revenue Objective	$130-$133	$132-$135	$132-$135	$134-$137	$528-$540

Non-GAAP diluted earnings per share objectives	$0.32-$0.35	$0.32-$0.35	$0.37-$0.40	$0.42-$0.45	$1.43-$1.56
Other annual 2008 guidance:
•	gross profit margins of approximately 90% of revenues;

•	SG&A expenses of approximately 51-52% of revenues;

•	R&D expenses of approximately 8% of revenues;

•	depreciation and amortization of approximately $27-$28 million for the year;

•	effective tax rate of approximately 38-39%;

•	diluted earnings per share of $1.43-$1.56;

•	the non-GAAP diluted earnings per share figures above reflect the impact of FAS 123R, totaling approximately $17-$18 million for the year; and

•	fully diluted weighted average shares outstanding of approximately 71-73 million shares.
The above guidance excludes certain potential special charges associated with R&D milestones or contract payments, the financial impact of changes in accounting or governmental pronouncements, the impact of a potential generic launch to SOLODYN®, revenue associated with a RELOXIN® approval, and charges related to the accounting for the Revance transaction.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.

Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. It excludes items, such as special charges for R&D, transaction costs, the impairment of long-lived assets, and litigation reserves that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide/sulfur), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS® (fluocinonide) Cream, 0.1%, and ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:

•	Medicis’ future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	the commercial success of PERLANE®, SOLODYN® and ZIANA®;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN®;

•	the future expansion of the aesthetics market; and

•	expectations relating to the Company’s product development pipeline, including the timing associated with the re-submission to, or acceptance by, the FDA of our Biologics License Application for RELOXIN®.
These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2006, and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE® franchise. The RESTYLANE® franchise currently includes PERLANE® and RESTYLANE®.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for Medicis’ products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, such as the recent FDA approvals of ARTEFILL®, RADIESSE®, ELEVESS™, JUVEDERM™ Ultra and JUVEDERM™ Ultra Plus, competitors to RESTYLANE® and PERLANE®, and generic forms of our DYNACIN® Tablets, LOPROX®, PLEXION®, SOLODYN® or TRIAZ® products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Medicis products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•	the timing and success of new product development by Medicis or third parties;

•	the inability to secure patent protection from filed patent applications, inadequate protection of Medicis’ intellectual property or challenges to the validity or enforceability of the Medicis’ proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in Medicis’ filings with the Securities and Exchange Commission.
Forward-looking statements represent the judgment of Medicis’ management as of the date of this release and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of Medicis’ prescription products is available by contacting the Company. RESTYLANE® and PERLANE® are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other trademarks are the property of their respective owners.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

Product revenues	$134,319	$95,704	$449,125	$333,626
Contract revenues	5,932	3,363	15,526	15,617

Total revenues	140,251	99,067	464,651	349,243
Cost of revenues	8,998	11,626	50,968	41,742

Gross profit	131,253	87,441	413,683	307,501

Operating expenses:
Selling, general and administrative	65,477	50,893	247,917	206,822
Impairment of intangible assets	—	—	4,067	52,586
Research and development	16,921	11,869	39,428	161,837
Depreciation and amortization	6,755	5,538	24,548	23,048

Total operating expenses	89,153	68,300	315,960	444,293

Operating income (loss)	42,100	19,141	97,723	(136,792)

Interest income, net	7,894	5,918	28,372	20,147

Income tax expense (benefit)	22,515	7,207	51,044	(40,795)

Net income (loss)	$27,479	$17,852	$75,051	$(75,850)

Basic net income (loss) per common share	$0.49	$0.32	$1.34	$(1.39)

Diluted net income (loss) per common share	$0.41	$0.27	$1.14	$(1.39)

Shares used in basic net income (loss) per common share	56,263	55,139	55,988	54,688

Shares used in diluted net income (loss) per common share	70,980	71,314	71,246	54,688

Cash flow from (used in) operations	$31,406	$33,776	$158,944	$(40,963)

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	December 31,	December 31,
	2007	2006

Assets

Cash, cash equivalents & short-term investments	$794,680	$554,261

Accounts receivable, net	12,377	36,370

Inventory, net	29,973	27,016

Other current assets	18,049	15,990

Total current assets	855,079	633,637

Property & equipment, net	13,850	6,576

Intangible assets, net	236,561	232,314

Deferred tax asset	59,445	65,234

Long-term investments	17,072	130,290

Other assets	12,622	2,181

Total assets	$1,194,629	$1,070,232

Liabilities and stockholders’ equity

Contingent convertible senior notes 2.5%, due 2032	$—	$169,155

Contingent convertible senior notes 1.5%, due 2033	283,910	—

Other current liabilities	111,090	107,608

Total current liabilities	395,000	276,763

Contingent convertible senior notes 2.5%, due 2032	169,145	—

Contingent convertible senior notes 1.5%, due 2033	—	283,910

Other liabilities	8,529	—

Stockholders’ equity	621,955	509,559

Total liabilities and stockholders’ equity	$1,194,629	$1,070,232

Working capital	$460,079	$356,874

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2007		December 31, 2007
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income	$27,479	$0.49	$75,051	$1.34

Interest expense and associated bond offering costs (tax-effected)	1,505{a}		6,306{a}

GAAP “if-converted” net income and diluted EPS	$28,984	$0.41	$81,357	$1.14

Non-GAAP adjustments:

Research and development expense related to strategic collaboration with Revance	8,043	0.11	8,043	0.11

Professional fees related to Revance strategic collaboration agreement	1,277	0.02	1,277	0.02

Impairment of intangible assets	—	—	4,067	0.06

Professional fees related to Hyperion strategic collaboration agreement	—	—	2,150	0.03

Income tax effects	—	—	(2,257)	(0.03)

Non-GAAP “if-converted” net income and diluted EPS	$38,304	$0.54	$94,637	$1.33

Shares used in basic net income per common share		56,263		55,988

Shares used in diluted net income per common share		70,980		71,246

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $1.5 million and $6.3 million are added back to GAAP net income for the three months and year ended December 31, 2007, respectively.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2006		December 31, 2006
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income (loss)	$17,852	$0.32	$(75,850)	$(1.39)

Interest expense and associated bond offering costs (tax-effected)	1,674{a}		6,703{a}

GAAP “if-converted” net income (loss) and diluted EPS	$19,526	$0.27	$(69,147)	$(0.99)

Non-GAAP adjustments:

Research and development expense related to strategic collaboration with Ipsen for the development of Reloxin	—	—	129,191	1.84

Professional fees and other selling, general and administrative expenses related to collaboration agreement with Ipsen for the development of Reloxin	—	—	1,024	0.02

Impairment of intangible assets	—	—	52,586	0.75

Legal settlements	—	—	7,833	0.11

Income tax effects	—	—	(61,783)	(0.88)

Non-GAAP “if-converted” net income and diluted EPS	$19,526	$0.27	$59,704	$0.85

Shares used in basic net income per common share		55,139		54,688

Shares used in diluted net income per common share		71,314		70,064

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $1.7 million and $6.7 million are added back to GAAP net income for the three months and year ended December 31, 2006, respectively.

The following table represents a reconciliation of the GAAP effective tax rate to the non-GAAP effective tax rate for the three months and year ended December 31, 2007. All numbers are shown in thousands, except percentages.

	Three Months Ended	Year Ended
	December 31,	December 31,
	2007	2007

GAAP Effective Tax Rate:
GAAP net income before income tax expense	$49,994	$126,095
GAAP income tax expense	$22,515	$51,044
GAAP effective tax rate	45.0%	40.5%

Non-GAAP Effective Tax Rate:
GAAP net income before income tax expense	$49,994	$126,095

Non-GAAP adjustments:

Research and development expense related to strategic collaboration with Revance	$8,043	$8,043
Professional fees related to Revance strategic collaboration agreement	$1,277	$1,277
Impairment of intangible assets	$—	$4,067
Professional fees related to Hyperion strategic collaboration agreement	$—	$2,150

Non-GAAP net income before income tax expense	$59,314	$141,632

GAAP income tax expense	$22,515	$51,044

Non-GAAP adjustments:

Income tax benefit related to research and development expense related to strategic collaboration with Revance	$—	$—
Income tax benefit related to professional fees related to Revance strategic collaboration agreement	$—	$—
Income tax benefit related to impairment of intangible assets	$—	$1,477
Income tax benefit related to professional fees related to Hyperion Strategic collaboration agreement	$—	$780

Non-GAAP income tax expense	$22,515	$53,301

Non-GAAP effective tax rate	38.0%	37.6%
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